                     CRESCENT REAL ESTATE EQUITIES COMPANY

               Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)






                                                               For the Year         For the Year        For the Year
                                                                   Ended               Ended               Ended
                                                              December 31, 1997   December 31, 1996   December 31, 1995
                                                              -----------------   -----------------   -----------------
Pretax Income from Continuing Operations                            135,024          $   47,951          $   36,358
Interest Expense                                                     86,441              42,926              18,781
Amortization of Deferred Financing Costs                              3,499               2,812               2,500
                                                                 ----------          ----------          ----------

Earnings                                                            224,964          $   93,689          $   57,639
                                                                 ==========          ==========          ==========


Interest Expense                                                     86,441              42,926              18,781
Capitalized Interest                                                  2,030                 946                 916
Amortization of Deferred Financing Costs                              3,499               2,812               2,500
                                                                 ----------          ----------          ----------

Fixed Charges                                                        91,970          $   46,684          $   22,197
                                                                 ==========          ==========          ==========


Ratio of Earnings to Fixed Charges                                     2.45                2.01                2.60
                                                                 ==========          ==========          ==========